Deloitte & Touche LLP
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1132 Bishop Street
Honolulu, Hawaii  96813-2870

Tel:   (808) 543 0700
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www.us.deloitte.com






December 12, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

On December 1, 2000, by letter dated November 30, 2000,
Hosoi Garden Mortuary, Inc. ("Hosoi") requested that we furnish a letter addressed to the Securities and Exchange
Commission stating whether we agree with the statements made by Hosoi in a Form 8-K dated August 31, 2000 (the
"Form 8-K") filed with the Securities and Exchange
Commission on November 24, 2000. We have previously informed Hosoi that a Form 8-K to report a change in the independent auditors of Garden Life Plan, Ltd. ("GLP") and Garden Life Funeral Plan Trust (the "Trust") did not appear to be required pursuant to Item 304 of Regulation
S-B (S-B 228.304), because neither GLP nor the Trust is a subsidiary of Hosoi. Although we believe that a Form 8-K to report a change in the independent auditors of GLP and the Trust is not required, in response to the request by Hosoi, we have read the statements made by Hosoi in Item 4 of the Form 8-K and have the following comments:

- We agree with the statements made in paragraph 1, except that we do not agree that GLP is a subsidiary of Hosoi.

- With respect to paragraph 2, we do not have a basis to agree or disagree with the statement made, except that May 10, 2000, we informed GLP and the Trust that we would not accept an engagement to audit the financial statements of GLP or the Trust for the year ending
   May 31, 2000.

-  With respect to paragraphs 3 (including subparagraphs
   1 and 2), 4 (including subparagraph 1), and 5, we do not have a basis to agree or disagree with the statements made, except that our letter to GLP dated
   February 17, 2000, which Hosoi filed as an attachment to its Form 8-K dated May 10, 2000, summarizes our position with respect to the unresolved matters related to GLP's accounting principles and practices and that GLP has not informed us of its position regarding such matters.

-  We agree with the statements made in paragraphs 6 and 7.

Yours truly,

/s/   Deloitte & Touche LLP

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Deloitte
Touche
Tohmatsu
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